UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Metro One Telecommunications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

May 1, 2006

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Metro One Telecommunications, Inc. The meeting will be held on June 21, 2006, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon  97007. The directors of Metro One and I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the meeting are given in the attached notice of annual meeting of shareholders and proxy statement. Our annual report for the year ended December 31, 2005 is also enclosed.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This will ensure representation of your shares if you are unable to attend. Instructions on how to vote your shares by telephone or via the Internet can be found on the proxy card.

On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in Metro One’s business affairs.

Sincerely,

/s/ James M. Usdan

James M. Usdan
President and Chief Executive Officer

Metro One Telecommunications, Inc.

11200 Murray Scholls Place

Beaverton, Oregon 97007

Notice of Annual Meeting of Shareholders

To be held June 21, 2006

To the Shareholders of
Metro One Telecommunications, Inc.:

Notice is hereby given that the annual meeting of shareholders of Metro One Telecommunications, Inc. (“Metro One”) will be held on June 21, 2006, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, for the following purposes:

1.                                       To elect two Class I directors and two Class II directors;

2.                                       To approve an amendment to our Third Restated Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine or one-for-ten, if and as determined by the Board of Directors, at any time before December 31, 2006;

3.                                       To approve the 2006 Stock Incentive Plan, which would have the same effect as continuing our 2004 Stock Incentive Plan for an additional two-year period without increasing the number of shares authorized for issuance and without extending the terms of any existing options; and

4.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed April 25, 2006 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

By Order of the Board of Directors

/s/ Gary E. Henry

Gary E. Henry
Secretary

Beaverton, Oregon

May 1, 2006

Metro One Telecommunications, Inc.

11200 Murray Scholls Place

Beaverton, Oregon 97007

Proxy Statement
For the Annual Meeting of Shareholders
To be Held June 21, 2006

The Board of Directors of Metro One Telecommunications, Inc. is furnishing this proxy statement to Metro One’s shareholders to solicit proxies for use at the annual meeting of shareholders to be held on June 21, 2006, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, and at any adjournments or postponements of the meeting. In this proxy statement, “Metro One,” “we,” “us” and “our” refer to Metro One Telecommunications, Inc.

This proxy statement, together with the enclosed proxy, is expected to be first mailed to shareholders on or about May 8, 2006.

Record Date and Quorum

The Board of Directors has fixed April 25, 2006 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. On the record date, there were 24,933,490 shares of common stock outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.

Voting and Proxy Instructions

Each shareholder of record at the close of business on the record date is entitled to one vote for each share of common stock registered in the shareholder’s name. You may vote your shares (1) over the telephone by calling a toll-free number, (2) by using the Internet, or (3) by mailing in your proxy card. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Tuesday, June 20, 2006. If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

Whether you choose to vote by telephone, over the Internet, or by mail, you may specify whether your shares should be voted for all, some, or none of the nominees for directors (Proposal I), and whether you approve, disapprove, or abstain from voting on any of the other proposals. If you do not specify on your proxy card, or when giving your proxy by telephone or over the Internet, how you want to vote your shares, the proxy holders will vote them FOR each of the nominees for director (Proposal I), FOR the proposal to effect a reverse stock split of our common stock at one of eight ratios (Proposal II) and FOR the approval of our 2006 Stock Incentive Plan (Proposal III).

Revocation of Proxies

Your presence at the meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by (1) submitting a written notice of revocation to Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, (2) submitting another proxy by telephone, via the Internet, or by mail that is later dated and, if by mail, that is properly signed, or (3) attending the meeting and voting in person. All valid, unrevoked proxies will be voted at the meeting.

Election of Directors
(Proposal I)

Nominees and Directors

The authorized number of directors currently ranges from three to nine. Our Board of Directors has fixed the number of directors at seven and effective upon the election of directors at this annual meeting the number of directors will be fixed at six.

Under our articles of incorporation, our directors are divided into three classes, Class I, Class II and Class III. Each year, a different class of directors is automatically up for election at the annual meeting for a three-year term. This year our Class II directors are up for election. In April 2006, Mr. Murray L. Swanson was elected by the Board of Directors as a Class II director to fill an anticipated vacancy, as Mr. David Williams, a current Class II director, is not standing for reelection. The two Class II directors to be elected at this annual meeting will hold office until the 2009 annual meeting and until their successors are elected and qualified.

Mr. Elchanan (Nani) Maoz and Ms. Mary Oldshue were elected by the Board of Directors in April 2006 to fill Class I director vacancies. In accordance with our bylaws, these directors are up for election by the shareholders at this annual meeting and, if elected by the shareholders, will hold office until the 2008 annual meeting of shareholders and until their successors are elected and qualified.

It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors. Mr. Maoz was recommended to serve on the Board of Directors by our Chief Executive Officer, and Ms. Oldshue and Mr. Swanson were recommended by our Chairman of the Board and our Chief Executive Officer.

The following table sets forth the names of the members of the Board of Directors who are up for election at and/or who will be continuing on the Board after this annual meeting. The table also includes each director’s age, class, the periods during which each has served as a director and the positions currently held by him or her.

Name	Age	Director Since	Class	Current Term Expires	Position With Metro One

Elchanan (Nani) Maoz	39	2006	I	2006	Director
Mary H. Oldshue	54	2006	I	2006	Director
Gary E. Henry	49	2004	II	2006	Executive Vice President-Chief Operating Officer, Secretary and Director
Murray L. Swanson	65	2006	II	2006	Director
William D. Rutherford	67	1995	III	2007	Chairman of the Board
James M. Usdan	56	1997	III	2007	President, Chief Executive Officer and Director

Certain information as to the nominees who are up for election at the meeting follows:

Nominees for Class I Directors (Term to Expire in 2008)

Elchanan (Nani) Maoz has served as the Chairman of Everest Funds LP, an investment partnership that he founded, since 2000. From 1998 to 2000, Mr. Maoz served as manager of the General Partner to the Galil Fund, an investment partnership. From 1994 to 1998, Mr. Maoz held a number of different positions with Dovrat Shrem & Company Investment Management Ltd, an investment company, including chairman of Dovrat Shrem Enterprises and board member of Dovrat Shrem & Co. Provident Fund Management. Mr. Maoz serves on the Israeli Board of the America Israel Friendship League and is a director of three different private software and medical management service providers. A former member of the Israeli Army and the elite Special Forces, Mr. Maoz holds a Bachelor of Science degree in Engineering with honors from King’s College, University of London.

Mary H. Oldshue has served as a Principal of Arras Advisory Associates, a financial and business development service provider from 1994 to 2005. In 2005 she served briefly as a Senior Consultant with RV Kuhns & Associates, an investment consulting firm. She also served as Vice President, Development and Finance from 1991 to 1992 and as CFO from 1987 to 1991 of Pacific Development Inc., a real estate entity formed by PacifiCorp. an NYSE-listed company. From 1980 to 1987, Ms. Oldshue served in a number of different capacities, including as Treasurer, at Nerco, Inc, a NYSE-listed natural resources company. Prior to 1980, Ms. Oldshue held management positions with QUALICO, First Interstate Bank of Oregon and Chemical Bank. Ms. Oldshue has also served on the boards of a number of professional and civic organizations, which currently include the Board of Trustees of Marylhurst University, the Community Council of the Center for Ethics in Healthcare, Oregon Health & Sciences

University and the Columbia Regional Program Advisory Council. Ms. Oldshue holds a Bachelor of Arts degree from Vassar College.

Nominees for Class II Directors (Term to Expire in 2009)

Gary E. Henry joined Metro One in 1992 and has served as Executive Vice President — Chief Operating Officer and Corporate Secretary since 1999. From 1992 to 1999, he served Metro One in a variety of operational positions. From 1985 to 1992, he served as Senior Vice President, Executive Corporate Services Director for Imperial Corporation of America, Inc., a financial institution. Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

Murray L. Swanson, age 65, has served as a principal of Executive CFO, a financial and business development consultancy that he founded, since 2001. From 1998 to 2001, Mr. Swanson served as Managing Director and Chief Executive Officer of Sonera Corporation U.S., a communications services firm and U.S. subsidiary of Sonera Corporation of Helsinki, Finland. During 2001 and 2002, he also served briefly as President of o2wireless Corporation, a wireless infrastructure construction and maintenance company. From 1981 to 1998, Mr. Swanson served as Vice President, Finance, Chief Financial Officer and as a member of the board of directors of Telephone and Data Systems, Inc., a telecommunications company. Prior to 1981, Mr. Swanson served in a number of different capacities at Arthur Andersen & Co. Mr. Swanson is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Swanson holds a Masters degree in Management from Northwestern University and a Bachelor of Science degree from Middle Tennessee State University.

Certain information as to the continuing directors who are not up for election at the meeting follows:

Continuing Class III Directors (Current Term to Expire in 2007)

William D. Rutherford was elected Chairman of the Board in 2000. He is the Principal of Rutherford Investment Management LLC, an investment advisory service. During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust. From 1995 to 1996, Mr. Rutherford was a Principal with Macadam Partners, a Portland-based investment firm. He was formerly the Treasurer of the State of Oregon, during which service he was elected Chairman of the Oregon Investment Council. He also served for seven years as a Member of the Oregon House of Representatives. From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company. From 1990 through 1993, Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company. From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company. Mr. Rutherford formerly practiced law and served as Chief Executive Officer of a regional investment firm. A U.S. Army veteran, Mr. Rutherford received a Bachelor of Science degree in History from the University of Oregon and an LL.B. from Harvard University Law School.

James M. Usdan has served as our President and Chief Executive Officer since October 2005. During 2005, Mr. Usdan served as a consultant to Vision Care Holdings, LLC, a national retailer of eyeglasses and refractive surgery, after previously serving that company as President, Chief Executive Officer and a Director, in a turnaround management capacity during 2003 and 2004. From 2001 to 2004, he served as the President and CEO for the successful restructuring and sale of Castle Dental Centers, Inc.. a group dental practice management organization, also in a turnaround capacity. From 1998 to 2001, Mr. Usdan was President and Chief Executive Officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services. From 1990 to 1998, he was President, Chief Executive Officer and a Director of RehabCare Group Inc., a NYSE-listed company and a provider of physical therapy, rehabilitation staffing and other staffing services. Prior to joining RehabCare, Mr. Usdan was a founder and President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990. During 1986 and 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises. Mr. Usdan serves on the advisory boards of Maryville College and the Harvard School of Public Health. He holds a Bachelor of Arts degree from Harvard College.

Board Recommendation; Vote Required

The Board of Directors recommends a vote FOR the election of each of its nominees for directors. If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but will have no effect on the determination of whether a plurality exists with respect to a given nominee.

Approval of an Amendment to our Articles of Incorporation
to Effect One of the Reverse Stock Splits Described Below
(Proposal II)

General

In April 2006, our Board of Directors unanimously adopted resolutions approving amendments to our Third Restated Articles of Incorporation (our “Articles of Incorporation”) to effect a reverse stock split of Metro One’s issued and outstanding common stock at ratios of one-for-three, one-for-four, one-for-five, one-for-six one-for-seven, one-for-eight, one-for-nine or one-for-ten. Any such reverse stock split would be implemented if and as determined by the Board, any time before December 31, 2006. Pursuant to a reverse stock split, each holder of three shares, four shares, five shares, six shares, seven shares, eight shares, nine shares or ten shares, as the case may be, of our common stock, immediately prior to the effectiveness of the reverse stock split, would become the holder of one share of our common stock. The Board of Directors also adopted resolutions recommending the amendment and directing it to be submitted to the shareholders for approval.

If our shareholders approve the reverse stock split, no further action by the shareholders will be required either to implement or abandon the reverse stock split. The reverse stock split would become effective when and if the Articles of Amendment to our Articles of Incorporation in the form attached hereto as Annex A is filed with the Secretary of State of the State of Oregon. The Board may elect to file the Articles of Amendment any time before December 31, 2006. We will notify our shareholders of the effectiveness of the reverse split by issuing a press release. The Board reserves the right, even if we receive shareholder approval at the Annual Meeting, to elect not to file the Articles of Amendment, if the Board determines in its sole discretion that implementing a reserve stock split is not in the best interests of Metro One and its shareholders.

The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock, 50,000,000 and 10,000,000 respectively. Our common stock and preferred stock have no par value and thus the par value would not change as a result of the reverse stock split. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately after the reverse stock split as such shareholder did immediately before the split.

Purpose

As of April 25, 2006, we had 24,993,490 shares of common stock outstanding and the last reported sale price on the Nasdaq Capital Market was $0.53.

Our common stock listing was transferred from the Nasdaq National Market to the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market) on February 22, 2006. We elected to seek a transfer to the Nasdaq Capital Market because we had been unable to regain compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq National Market. By transferring to the Nasdaq Capital Market, we were afforded an extended grace period and now have until July 17, 2006 in which to satisfy the $1.00 minimum bid price requirement. To regain compliance, the closing bid price of our common stock has to remain at $1.00 per share or more for a minimum of ten consecutive trading days.  If we are unable to regain compliance by July 17, 2006, our common stock would likely be delisted from the Nasdaq Capital Market.

If our common stock were to be delisted from the Nasdaq Capital Market, we may seek listing on a regional stock exchange, if available. Such listing could reduce the market liquidity for our common stock. If our common stock is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock.

We are seeking shareholder approval of a reverse stock split to increase the per share market price of our common stock. Our Board of Directors believes that a reverse stock split will assist in our efforts to comply with the $1.00 minimum bid price requirements of, and to remain listed on, the Nasdaq Capital Market. The Board believes that trading on the Nasdaq Capital Market provides a broader market for our common stock and facilitates the use of our common stock for strategic or financing transactions.

Our Board of Directors also believes that a higher stock price may help generate greater investor interest in Metro One and help us attract and retain employees. Our Board of Directors also believes that some institutional investors and investment funds are reluctant to invest in lower priced stocks. In addition, our Board of Directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Certain investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

Certain Risks Associated with the Reverse Stock Split

The following table illustrates the effects on the number of shares that would be (i) outstanding, (ii) reserved for issuance and (iii) authorized but unreserved and unissued if the reverse stock splits are effected, and possible market prices of our common stock, assuming that the market price will change precisely in accordance with the multiple of the ratio of the particular amendment to be effected (the table has been prepared for illustrative purposes and is based on a market price of $0.53 per share — the closing price on April 25, 2006).

Reverse Stock Split Ratio	Shares Outstanding as of April 25, 2006	Approximate Number of Shares Outstanding After Reverse Stock Split	Approximate Number of Shares Reserved for Issuance After Reverse Stock Split	Approximate Number of Shares Authorized but Unreserved and Unissued After Reverse Stock Split	Product of Reverse Stock Split and Market Price as of April 25, 2006
None	24,933,490	24,933,490	3,780,846	21,285,664	$0.53
One-for-three	24,933,490	8,311,163	1,260,282	40,428,555	$1.59
One-for-four	24,933,490	6,233,373	945,212	42,821,416	$2.12
One-for-five	24,933,490	4,986,698	756,169	44,257,133	$2.65
One-for-six	24,933,490	4,155,582	630,141	45,214,277	$3.18
One-for-seven	24,933,490	3,561,927	540,121	45,897,952	$3.71
One-for-eight	24,933,490	3,116,686	472,606	46,410,708	$4.24
One-for-nine	24,933,490	2,770,388	420,094	46,809,518	$4.77
One-for-ten	24,933,490	2,493,349	378,085	47,128,566	$5.30

We cannot predict whether any proposed reverse stock split would achieve the desired results. The price per share of our common stock is also a function of our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of our common stock after any reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time. Even if a reverse stock split has the desired effect, there can be no assurance that we would be able to maintain compliance with all of the continued listing requirements of the Nasdaq Capital Market.

Although our Board of Directors believes that a reverse stock split would not have a detrimental effect on the total value of our common stock, there can be no assurance that the total value of our common stock after a reverse stock split would be the same as before a split. Furthermore, in the future, the market price of our common stock following any proposed reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

Effects of a Reverse Stock Split

With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of common stock prior and subsequent to a reverse split would remain the same. A reverse stock split may result in some shareholders owning “odd-lots” of less than one hundred shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Outstanding options to purchase common stock would be adjusted so that the number of shares of common stock issuable upon their exercise would be divided by three, four, five, six, seven, eight, nine or ten, as the case may be (and corresponding adjustments would be made to the number of shares vested under each outstanding option), and the exercise price of each option would be multiplied by three, four, five, six, seven, eight, nine or ten, as the case may be.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the shareholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of Metro One and its shareholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Fractional Shares

We will not issue any fractional shares in connection with a reverse stock split. Instead of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we will pay cash equal to such fractional share multiplied by the closing price of the common stock on the Nasdaq Capital Market (as adjusted to reflect the reverse stock split), on the trading date that is immediately prior to the date the Articles of Amendment is filed with the Oregon Secretary of State.

As a result, holders of as many as nine shares of common stock would be eliminated in the event the outer range of the reverse stock split ratio (i.e., one-for-ten) is adopted. The shareholders who will be eliminated will vary depending on the reverse split ratio. For example, if the reverse split ratio is set at the upper-end of the range (i.e., one-for-ten), more shareholders will be eliminated than if the reverse split ratio is set at the lower end (i.e., one-for-three). Based on information available to us as of April 25, 2006, Metro One will have approximately 144 record holders if the maximum split ratio is selected, and approximately seven record holders will be eliminated as a result of the selection of this ratio. However, these numbers do not reflect shares held by brokers in street name.

Authorized Shares

As illustrated in the table above under the paragraph heading “Certain Risks Associated With the Reverse Stock Split,” the reverse split will not reduce the number of authorized shares of our common stock. The reverse stock split, if implemented, would have the effect of increasing the number of unissued shares available for issuance, and we may issue such shares in connection with the exercise of employee stock options, acquisitions, strategic transactions, financings or otherwise. If Metro One issues additional shares, the ownership interest of holders of our common stock may be diluted.

Effect on Beneficial Holders of Common Stock (i.e. shareholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures for processing the reverse stock split and making payment for fractional shares. Shareholders holding shares of our common stock with a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions in this regard.

 Effect on Holders of Certificated Shares

Shareholders holding shares of our common stock in certificate form will be sent a transmittal letter by our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange Old Certificates.

Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and to represent only the number of whole shares of post-reverse stock split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legend.

If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under the heading “Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The common stock has no par value and this would remain the same after a reverse stock split becomes effective. Shareholders’ equity would also remain unchanged. The per share results of operations will be retroactively restated to reflect any reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Metro One with another company), the reverse stock split is not being proposed in response to any effort to accumulate our common stock or obtain control of Metro One.

Dissenters’ Rights

Under the Oregon Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to a reverse stock split unless a shareholder as a result of the reverse stock split would hold less than one whole share (for which fractional share we will pay cash, as described above under the heading “Fractional Shares”), and we will not independently provide shareholders with any such rights. Based on information available to us as of April 25, 2006, seven record holders of our common stock will be entitled to dissenters’ rights if the maximum ratio is selected. The text of the relevant dissenters’ rights provisions of the Oregon Business Corporation Act are attached to this proxy statement as Annex B.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences. This summary does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules such as banks and other financial institutions, broker-dealers and traders in securities, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, personal holding companies, partnerships and other pass-through entities, foreign entities, nonresident alien individuals, holders subject to the United States federal alternative minimum tax, holders who mark to market their investment in our shares, persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, holders whose functional currency is not the United States dollar, and holders who acquired our shares pursuant to the exercise of options or warrants or otherwise as compensation for services.

The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.

In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of our common stock by a United States holder will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional share interests as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date of the reverse stock split. The deductibility of capital losses is subject to limitation. For this purpose, a United States holder means a shareholder that is, for federal income tax purposes, a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate, the income of which is subject to federal income tax regardless of its source; or a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

We will be required to withhold, and will withhold, 28% of any cash payment to a shareholder in lieu of a fractional share of our common stock unless (i) an exemption applies under applicable law and regulations, or (ii) the shareholder timely returns to us a properly completed and signed Substitute Form W-9 including the shareholder’s taxpayer identification number and certification necessary to avoid backup withholding and the Internal Revenue Service has not instructed us to commence backup withholding with respect to the shareholder.

No gain or loss will be recognized by us as a result of the reverse stock split.

Our views regarding the tax consequences of the reverse stock split are not binding on the Internal Revenue Service or the courts. No ruling from the Internal Revenue Service or opinion of counsel will be requested concerning such tax consequences. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required; Recommendation of Board of Directors

The Board of Directors recommends a vote FOR the amendment to the Articles of Incorporation to effect a reverse stock split at one of eight ratios, if and as determined by the

Board of Directors, at any time before December 31, 2006. The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Approval of 2006 Stock Incentive Plan
(Proposal III)

At the meeting, you are being asked to approve our 2006 Stock Incentive Plan (the “2006 plan”), which was adopted, subject to shareholder approval, by the Board of Directors on April 24, 2006.

Our Board of Directors approved the 2006 plan because our existing 2004 Stock Incentive Plan (the “2004 plan”) will expire on November 30, 2006. If adopted, the 2006 plan will have the same terms and conditions as the 2004 plan, except that the term of the 2006 plan will expire two years from the expiration of the 2004 plan. The number of shares available for issuance under the 2006 plan will coincide exactly with the number of shares available under the 2004 plan. Consequently, approval of the 2006 plan by the shareholders will have the same effect as continuing the 2004 plan for an additional two years. The 2004 plan took the same approach by continuing our original stock incentive plan, the 1994 Stock Incentive Plan (the “1994 plan”), for an additional two-year period from the expiration of the 1994 plan. The 1994 plan and 2004 plan are collectively referred as the “prior plans.”

If the 2006 plan is adopted, Metro One will cease granting options and awarding and selling shares under the 2004 plan.  Accordingly, the shares of our common stock that are currently available for grants, awards or sales under the 2004 plan will expire without having been used if shareholders approve the 2006 plan.  However, we will continue to have the authority to grant options and award and sell shares under the 2004 plan if shareholders do not approve the 2006 plan.  The termination of our grant, award and sale authority under the 2004 plan will not, however, affect awards then outstanding under that plan.

The number of shares available for grants of options or awards or sales of shares under the 2006 plan will be the same as the number of shares that would have been available under the 2004 plan had it continued in existence.  As of April 25, 2006, a total of 2,578,186 (pre-split) shares of our common stock were then subject to issuance upon exercise of outstanding options granted under the prior plans, and an additional 1,188,598 (pre-split) shares of our common stock were then available for new grants of options or awards under the 2004 plan.

Our Board of Directors believes that adoption of the 2006 plan will help us attract new personnel and retain and motivate existing personnel by providing additional incentive tied to growth in value of the equity of Metro One.

The principal terms and provisions of the 2006 plan are summarized below.  The summary, however, is not intended to be a complete description of all the terms of the 2006 plan.  A copy of the 2006 plan is attached to this proxy statement as Annex C.

 Description of the 2006 Plan

The purposes of the 2006 plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business.  The 2006 plan may be administered by the Board of Directors or by a committee appointed by the Board.  If adopted, the 2006 plan will be administered by the Compensation Committee of the Board.  In accordance with the terms of the 2006 plan, the Board or the committee may grant options: (i) intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees; or (ii) not intended to qualify as ISOs under Section 422 of the Code (“NSOs”) to employees or consultants.  Direct stock awards or sales may also be made under the 2006 plan.

Securities Offered. The stock options that may be granted under the 2006 plan may be exercised to purchase shares of our common stock. Direct stock awards or sales of our common stock may also be made under the 2006 plan. The number of shares of our common stock available for grant of options or award or sale of shares under the 2006 plan will equal:

(a)  5,520,000 (pre-split) shares, being the maximum number of shares available under the 2004 plan,

minus:

(b)  the number of shares issued or issuable upon exercise of options granted under the prior plans prior to the date of approval of the 2006 plan plus the number of shares awarded or sold under the prior plans, plus:

(c)  the number of any shares subject to stock options granted under the prior plans which have expired or will expire, or for any reason have been or will be cancelled or terminated, without being exercised, and

(d)  the number of any shares of restricted stock granted under the prior plans that have been or will be forfeited, terminated, cancelled or otherwise reacquired by Metro One without having become vested.

In the event any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through as stock split, such as the reverse stock split under Proposal II, or other specified change in capital structure), appropriate adjustments will be made to: (a) the maximum number of securities issuable under the 2006 plan and (b) the number and the price per share in effect under each outstanding stock award under the 2006 plan.

Eligibility.  Employees, defined as any person, including officers and directors, employed by us or any parent or subsidiary of ours, are eligible to be granted options or awarded or sold shares under the 2006 plan.  Consultants, defined as any person who is engaged by us or any subsidiary to render consulting services, and who is compensated for such services, and directors whether compensated for such services or not, are also eligible to be granted options or awarded or sold shares under the 2006 plan.  If an employee is granted an ISO which, when aggregated with all other ISOs granted to such employee by us, or by any parent or subsidiary, would result in shares of the common stock having an aggregate fair market value in excess of $100,000 becoming available for purchase upon the exercise of one or more ISOs during any calendar year, then such excess ISOs shall be treated as NSOs.

Option Terms.  The term of each ISO shall be ten years from the date of grant or such shorter term as may be stated in the agreement granting the ISO; provided, however, that the term of an ISO granted to an employee who, at the time of such grant, owns shares representing more than 10% of the voting power of all classes of our or any parent’s or subsidiary’s stock, shall be five years from the date of grant or such shorter term as may be stated in the agreement granting the ISO.  The term of each NSO shall be ten years and one day from the date of grant or such other term as may be stated in the agreement granting the NSO; provided, however, that the term of a NSO granted to an employee who, at the time of such grant, owns shares representing more that 10% of the voting power of all classes of our or any parent’s or subsidiary’s stock shall be five years and one day or such shorter term as may be stated in the agreement granting the NSO.

An option granted pursuant to the provisions of the 2006 plan may be exercised at such times and under such conditions as the Board determines.  If an employee to whom an ISO or NSO has been granted ceases to be an employee other than by reason of death or disability, he or she may exercise an ISO or NSO only during such period as the Board specified at the time the ISO or NSO was granted, which period of time may in no event exceed 90 days from the date of termination, and only to the extent that he or she could have exercised it on the date of termination.  An option may not be sold, transferred or otherwise disposed of in any manner other than by will or by the laws of descent and distribution.  During the lifetime of the optionee, the option generally may be exercised only by the optionee.  If an optionee ceases to be an employee or a consultant by reason of disability, then the optionee may exercise the option at any time during the two-month period following the date of termination (to the extent that he or she could have exercised it on the date of termination).  In the event of death of an optionee, the option generally may be exercised (to the extent it was exercisable on the date of death) during the 12-month period following the date of death by the optionee’s estate or by a person who acquired an option by bequest or inheritance.

The Board shall determine the exercise price of ISOs granted under the 2006 plan, but the price may not be less than 100% of the fair market value per share of the common stock on the date the option is granted, or not less than 110% if granted to an employee owning shares constituting more than 10% of the voting power.  The Board shall determine the exercise price of NSOs granted under the 2006 plan, but the price may not be less than 85% of the fair market value per share of the common stock on the date the option is granted.  The Board shall determine, in its discretion, the fair market value of the common stock; provided, however, that if there is a public market for the common stock, the fair market value shall be the closing price of a share of the common stock on the date of grant of an option.  The Board shall determine the consideration to be paid upon the exercise of an option, including the method of payment, which may consist of cash, check, transfer of previously owned shares of the common stock having a fair market value equal to the option price, delivery of instructions to withhold shares of common stock that would otherwise be issued upon the exercise of the option having a fair market value equal to the option exercise price, or any combination of the foregoing methods of payment.

Amendment of the 2006 Plan.  The 2006 plan will expire on November 30, 2008.  The Board may amend or terminate the 2006 plan at any time; provided, however, that no amendment regarding amount, price or timing of the option grants may be made more frequently than once every six months other than to comply with changes in the requirements of the Code or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).  No amendment or termination shall affect any options outstanding at that time.  Any amendment that would increase the number of shares that may be issued under the 2006 plan (other than with respect to changes in the capitalization of Metro One), modify the requirements as to eligibility for participation in the 2006 plan, or materially increase the benefits accruing to participants in the 2006 plan, must be approved by our shareholders.

Resale Restrictions.  Shares of common stock purchased under the 2006 plan (whether by the exercise of an option or by direct award or sale) by our officers and directors, or a beneficial owner of 10% or more of any class of our equity securities, will be eligible for resale in accordance with Rule 144 under the Securities Act of 1933, as amended.

 Federal Income Tax Consequences

Under federal income tax law currently in effect, the optionee of an ISO will recognize no income upon the grant or exercise of the ISO.  However, the optionee will have a preference item for alternative minimum tax purposes upon exercise of the ISO in the amount by which the fair market value of the shares subject to the ISO at the time of exercise exceeds the exercise price.  If an optionee exercises an ISO and does not dispose of any of the shares acquired within two years following the date of the ISO’s grant or within one year following the date of exercise, then any gain realized upon the disposition of such shares will be taxable as capital gain.  If an optionee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or two years from the date of grant, any amount realized will be taxable as ordinary income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date, or the amount realized on the disposition of the shares, exceeds the exercise price.

Although the optionee will recognize no ordinary income on the exercise of an ISO, the optionee will be required to include for alternative minimum tax purposes the difference between the fair market value of the shares at the date of exercise and the exercise price.  If the difference is substantial, it is possible it could be taxed as alternative minimum taxable income at rates as high as 28%.

There are no federal income tax consequences to us by reason of the grant or exercise of an ISO. In the event of a disqualifying disposition by an optionee, we will be generally entitled to a deduction in the tax year in which the disposition occurred to the extent the optionee recognized ordinary income.

Under federal income tax law currently in effect, the optionee of an NSO will recognize no income upon the grant of the NSO.  At the time the NSO is exercised, the optionee will recognize ordinary income in the amount by which the fair market value of the shares subject to the NSO at the time of exercise exceeds the exercise price, and we will be generally entitled to a deduction for the same amount (conditioned upon proper withholding).  Upon the optionee’s disposition of shares acquired pursuant to exercise of an NSO, the difference between the amount realized on the disposition and the fair market value of the shares on the exercise date will be a short- or long-term capital gain or loss, depending on how long the shares have been held.

Under federal income tax law currently in effect, nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant), and stock-based performance awards are generally subject to tax at the time of payment.

Accounting

The Financial Accounting Standards Board has adopted Financial Accounting Standard 123R which requires the expensing of stock options and other equity awards.  Thus, pursuant to a valuation model which takes into account the fair market value of the Company’s stock, the length of the option, the exercise price, vesting, interest rates and other factors, the Company computes the value of an option at the time it is granted and records that amount as an expense on the Company’s income statement over the option’s vesting period. Restricted stock is also expensed in an amount equal to the fair market value of the stock at grant.  The expense for restricted stock is recorded over the vesting period of the restricted stock.

Board Recommendation; Vote Required

The Board of Directors recommends a vote FOR approval of our 2006 Stock Incentive Plan.  This proposal will be approved if a majority of the votes cast on the proposal are voted for approval.  Abstentions are counted for purposes of determining whether a quorum exists but are treated as “no” votes in determining whether the proposal is approved.  Broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the proposal is approved.

Corporate Governance

Composition of the Board of Directors

The Board of Directors has determined that a majority of the directors are “independent” under current Nasdaq Marketplace Rules. Our independent directors are Messrs. Maoz, Rutherford, Swanson and Williams, and Ms. Oldshue.

Director Nominations

Qualifications and Criteria for Candidates. Our Corporate Governance Guidelines include criteria that apply to the screening and recommendation by our Corporate Governance and Nominating Committee of candidates to fill vacancies and to be nominated by the Board for election by our shareholders. Under these criteria, candidates are considered on the basis of their integrity, experience, achievements, judgment, intelligence, understanding of our business, and willingness to devote adequate time to fulfilling the responsibilities as a director. In recommending a candidate, the Committee considers the Board’s overall balance of diversity of perspectives, backgrounds and experience—all in the context of an assessment of the perceived needs of the Board.

The Committee also seeks to insure that at least a majority of the directors are independent under any applicable legal or regulatory standards, as well as the applicable listing standards of any market on which our stock is listed for trading. In addition, the composition of our Board of Directors must be such that the members of the Audit Committee meet the financial literacy requirements under the applicable listing standards and at least one of the members of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

Process for Identifying and Evaluating Candidates.   Candidates may come to the attention of our Corporate Governance and Nominating Committee through current members of our Board of Directors or professional search firms. In addition, the Committee will consider director candidates properly submitted by our shareholders or others. Initially, the Committee will determine whether the candidates meet the requisite qualifications and criteria and have the specific qualities or skills being sought at that time. The Committee evaluates the candidates by reviewing their biographical information and qualifications and checking their references. Qualified candidates are then interviewed by one or more members of the Committee. Depending on the outcome of these interviews, candidates may meet with the Chief Executive Officer and members of the Board and, using the input from such interviews and the information obtained, the Committee evaluates whether the prospective candidate is qualified to serve as a director and determines if he or she should be recommended to the Board. Candidates recommended by the Committee are then presented to the Board for selection as nominees for election by shareholders or for election by the Board to fill a vacancy. The Committee expects that a similar process would be used to evaluate candidates recommended by our shareholders.

Shareholder Recommendations of Candidates.   The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. Any such recommendations should be submitted in writing to the Committee c/o Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, within the time frame described in the our bylaws under the caption “Shareholder Proposals for 2006 Annual Meeting of Shareholders” below and should (a) include the candidate’s name and qualifications for membership on our Board of Directors, and (b) all information relating to such candidate that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act (including the candidate’s written consent to being named in the proxy statement as the nominee and to serving as a director if elected). In addition, our bylaws permit shareholders to nominate candidates for election as directors at shareholder meetings. To nominate a candidate for election, shareholders must give notice in accordance with our bylaws, which require that the notice be received by our Secretary within the time periods described below under “Shareholder Proposals for 2007 Annual Meeting of Shareholders.”

Director Compensation

Generally, directors who are not employees receive $20,000 as an annual fee, $3,000 plus expenses for each meeting attended in person and $1,000 plus expenses for each Board meeting attended by telephone. Committee chairpersons and committee members receive $1,000 and $750, respectively, for each meeting attended. Mr. Rutherford also receives $3,000 per month, plus an additional $1,000 per meeting, for his service as Chairman of the Board.

Generally, directors who are not employees are also granted non-qualified options to purchase 15,000 shares of common stock upon joining the Board of Directors and 15,000 shares of common stock in October of each year. In July of each year, Mr. Rutherford, the non-employee Chairman of the Board, is also granted a non-qualified option to purchase 21,428 shares of common stock. All of these grants are vested and exercisable at the time of the grant and have exercise prices equal to the fair market value of our common stock on the date of grant.

Committees of Our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee.   At the end of 2005 and until April 24, 2006, the Audit Committee consisted of Messrs. Williams and Rutherford. On April 24, 2006, the Audit Committee was reconstituted to consist of Messrs. Maoz and Swanson and Ms. Oldshue, and Ms. Oldshue was designated as Chair of the Committee. All the foregoing Committee members are independent within the meaning of the Nasdaq Marketplace Rules and the rules adopted by the SEC. Our Board of Directors determined that Mr. Williams satisfied, and Ms. Oldshue satisfies, the requirements for an “audit committee financial expert” pursuant to the rules adopted by the SEC.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Metro One and audits of its financial statements. This Committee operates under a written charter, which can be viewed in the Investor Relations section of our website at www.metro1.com.

Compensation Committee.    At the end of 2005 and until April 24, 2006, the Compensation Committee consisted of Messrs. Williams and Rutherford. On April 24, 2006, the Compensation Committee was reconstituted to consist of Messrs. Maoz and Swanson and Ms. Oldshue, and Mr. Maoz was designated as Chair of the Committee. All the foregoing Committee members are independent within the meaning of the Nasdaq Marketplace Rules.

The purpose of this Committee is to assist the Board in the discharge of its responsibilities relating to executive officer and director compensation and to oversee incentive, equity-based and other compensatory plans in which officers and key employees of Metro One participate. This Committee operates under a written charter, which can be viewed in the Investor Relations section of our website at www.metro1.com.

Corporate Governance and Nominating Committee.   The Corporate Governance and Nominating Committee currently consists of Messrs. Rutherford and Williams, each of whom are independent within the meaning of the Nasdaq Marketplace Rules.

The purpose of this Committee is to identify individuals qualified to serve as directors, recommend to the Board of Directors nominees for election as directors, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines and codes of ethics and conduct, and generally to provide oversight with respect to corporate governance and ethical conduct. This Committee operates under a written charter, which can be viewed in the Investor Relations section of our website at www.metro1.com.

Attendance at Board, Committee and Shareholder Meetings

During 2005, the Board of Directors held twelve meetings. Also, during 2005, the Audit Committee met five times, the Compensation Committee met three times, and the Corporate Governance and Nominating Committee met twice. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held and the total number of meetings held by all committees of the Board on which the director served during the period that the director served.

Under our Corporate Governance Guidelines, directors are expected to attend our annual meetings of shareholders. All of our directors attended our 2005 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

 No interlocking relationship exits, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee .

Codes of Conduct and Ethics

We have adopted a “Code of Business Conduct and Ethics” applicable to our employees, officers and directors and a “Code of Ethics” applicable to our Chief Executive Officer and our senior financial officers. A copy of our Code of Business Conduct and Ethics and our Code of Ethics can be found in the Investor Relations section of our on our website at www.metro1.com or can be obtained by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007.

Shareholder Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with our Board of Directors, individual directors, nonmanagement directors or the chairs of our committees may do so by mailing the communications to them in care of:  Corporate Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, OR 97007. These communications may be submitted anonymously or confidentially. Our Corporate Secretary will forward communications directed to specific directors or committee chairs to those individuals. The Corporate Secretary will review all other communications and forward to the Board of Directors a summary and copies of those items that, in the opinion of our Corporate Secretary, deal with the functions of the Board or its committees or that he otherwise determines should be brought to the attention of the Board. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Chair of the Audit Committee. Our Code of Business Conduct and Ethics also contains a procedure for anonymously bringing such matters to the attention of the Chair of our Audit Committee.

Principal Auditor Fees and Services

Deloitte & Touche LLP (“Deloitte & Touche”), our independent registered public accounting firm, audited our financial statements for the years ended December 31, 2004 and 2005. The Audit Committee of the Board of Directors has not yet selected an independent accounting firm for the year ended December 31, 2006. The Audit Committee will make its selection after it has received and reviewed audit proposals for the year.

The following table summarizes the fees of Deloitte & Touche billed to us for each of the last two fiscal years:

Type of Fees	2005	2004
Audit Fees (1)	$414,307	$398,500
Audit Related Fees (2)	0	11,350
Tax Fees (3)	0	2,444
All Other Fees (4)	0	0
Total:	$414,307	$412,294

(1)   Represents the aggregate fees billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audits of our annual financial statements and for the reviews of the financial statements included in our quarterly reports for the years ended December 31, 2004 and 2005.  For the year ended December 31, 2004, this total also includes fees related to their attestation of our internal control over financial reporting as of December 31, 2004.  For the year ended December 31, 2005, this total includes approximately $138,300 of professional fees and expenses incurred in assessing the Company’s internal control over financial reporting prior to the change in the definition of an “accelerated filer” by the SEC in December 2005.  As a result of the change in the definition of an accelerated filer, we were not required to report on our internal control over financial reporting for the year ended December 31, 2005, and, as a result, Deloitte & Touche was not required to issue a related attestation report.

(2)   Represents the aggregate fees billed by Deloitte & Touche for audit and advisory services primarily relating to our filings with the SEC and other regulatory requirements.

(3)   Represents the aggregate fees billed by Deloitte & Touche for services related to tax compliance, tax advice and tax planning.

(4)   Represents the aggregate fees billed by Deloitte & Touche for all other services performed.

All audit-related services, tax services and other services rendered by Deloitte & Touche were pre-approved by our Audit Committee to the extent required, which Committee concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our Audit Committee has adopted a policy and procedure requiring approval before our independent registered public accounting firm can be engaged to perform audit or non-audit services. The services can be pre-approved by our Audit Committee or by any member of our Audit Committee to whom authority for pre-approval has been delegated, provided that no member has authority to approve any non-audit services that are expected to result in fees for the engagement or during any calendar year of over $50,000, or that are expected to be completed after 12 months from the date of the engagement. Any approvals by a member are reported to our Audit Committee, for informational purposes, at its next regular meeting.

Representatives from Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Audit Committee Report

As part of its ongoing activities, the Audit Committee has:

•                  Reviewed and discussed with Metro One’s management and its independent auditing firm, Deloitte & Touche LLP, Metro One’s audited financial statements for the year ended December 31, 2005;

•                  Discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended;

•                  Received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche LLP its independence; and

•                  Discussed with Metro One’s management and Deloitte & Touche LLP other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Metro One’s system of internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these procedures.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual financial statements be included in Metro One’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee:

David A. Williams
William D. Rutherford

Management

Executive Officers

The following table sets forth certain information with respect to our executive officers:

Name	Age	Position With Metro One

James M. Usdan	56	President, Chief Executive Officer and Director

Gary E. Henry	49	Executive Vice President – Chief Operating Officer, Secretary and Director

Karen L. Johnson	56	Senior Vice President – Corporate Development

Duane C. Fromhart	51	Senior Vice President – Chief Financial Officer

Information concerning Mr. Usdan and Mr. Henry is set forth under “Election of Directors – Nominees and Directors.”  The Board of Directors appoints the executive officers, who serve at the discretion of the Board.

Karen L. Johnson joined Metro One in 1993 and since 1998 has served as Senior Vice President – Corporate Development. From 1993 to 1998, she served as Vice President – Controller. From 1989 to 1993, she was the Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc. Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College and performed post-graduate work in accounting and business administration at Portland State University.

Duane C. Fromhart joined Metro One in 2000 and since July 2004 has served as Senior Vice President – Chief Financial Officer. From April 2000 through June 2004 he served as Vice President – Finance. From 1996 to 2000, he served as Vice President and Controller of Analogy, Inc., a software development company. From 1990 to 1996, he held various positions, including Manager, in the Audit and Business Advisory Services division of Arthur Andersen, LLP. Mr. Fromhart is a certified public accountant with a Bachelor’s degree from Pacific Lutheran University and attended post-graduate studies in business and accounting at Portland State University.

Executive Compensation

The following table sets forth, for the years indicated, certain summary information concerning compensation of our current Chief Executive Officer and our five other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2005.

Summary Compensation Table

				Long-Term Compensation
				Awards
				Restricted	Securities
	Annual Compensation			Stock	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Award(s)(#)	Options (#)	Compensation ($)

James M. Usdan	2005	$46,550	$0	0	150,000	$0
President, Chief Executive
Officer and Director

Gary E. Henry	2005	213,863	500	0	70,000	0
Executive Vice President – Chief	2004	276,383	153,617	0	50,000	0
Operating Officer, Secretary	2003	294,362	101,000	0	50,000	0
and Director

Karen L. Johnson.	2005	156,731	5,000	0	5,000	0
Senior Vice President – Corporate	2004	155,223	17,500	0	5,000	0
Development	2003	158,241	17,500	0	5,000	0

Duane C. Fromhart	2005	132,058	0	0	26,500	0
Senior Vice President – Chief	2004	122,447	40,497	0	4,000	0
Financial Officer	2003	111,936	0	0	2,500	0

Former Executive Officers

Timothy A. Timmins (1)	2005	143,460	80,000	0	100,000	$175,000
Former President and Chief Executive	2004	180,000	203,333	0	0	0
Officer	2003	180,551	370,000	0	50,000	0

James P. Liggett (2)	2005	182,851	0	0	20,000	0
Former Senior Vice President –	2004	105,656	58,094	39,500	25,000	0
Enterprise Marketing

(1)          Mr. Timmins left Metro One in October 2005. All amounts reflected under the column “All Other Compensation” are amounts paid in connection with the termination of such executive’s employment.

(2)          Mr. Liggett left Metro One in January 2006.

Option Grants

During the year ended December 31, 2005, the following named executive officers were granted options to purchase common stock pursuant to the 2004 plan.

Option Grants in 2005

Individual Grants						Potential Realizable
	Number of		% of Total			Value at Assumed
	Securities		Options/			Rates of Stock Price
	Underlying		Granted to	Exercise or		Appreciation for
	Options		Employees in	Base Price	Expiration	Option Term($)
Name	Granted(#)		Fiscal Year	($/Sh)	Date	5%	10%
James M. Usdan	150,000	(1)	18.2%	$0.43	10/26/15	$40,564	$102,796
Gary E. Henry	70,000	(2)	8.5%	1.43	03/10/15	62,952	159,534
Karen L. Johnson	5,000	(2)	0.6%	1.43	03/10/15	4,497	11,395
Duane C. Fromhart	26,500	(2)	3.2%	1.43	03/10/15	23,832	60,395
Timothy A. Timmins	100,000	(2)	12.2%	1.43	09/30/09	89,932	227,905
James P. Liggett	20,000	(2)	2.4%	1.43	03/10/15	17,986	45,581

(1)          The options vest in cumulative increments of 25% on October 26, 2005, January 4, 2006, April 4, 2006 and July 4, 2006.

(2)          The options vest in 1/16th of the total shares on each quarterly anniversary of the grant date.

The following table provides information regarding exercises of options during 2005 and unexercised options held, as of December 31, 2005, by the named executive officers.

Option Exercises in 2005 and 2005 Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At 2005 Year-End (#) Exercisable/ Unexercisable(1)	Value of Unexercised In-the- Money Options at 2005 Year-End ($) Exercisable/ Unexercisable (2)
James M. Usdan	0	0	172,500 / 112,500	$0 / $0
Gary E. Henry	0	0	356,514 / 56,875	0 / 0
Karen L. Johnson	0	0	129,507 / 4,062	0 / 0
Duane C. Fromhart	0	0	59,970 / 21,530	0 / 0
Timothy A. Timmins	0	0	225,001 / 0	0 / 0
James P. Liggett	0	0	28,750 / 16,250	0 / 0

(1)          In March 2005, the Board of Directors accelerated the vesting of all unvested options.

(2)          Based on the market value of the underlying securities at year-end, less the exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2005, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,873,281	$8.98	893,503
Equity compensation plans not approved by security holders	—	—	—
Total	2,873,281		893,503

Retention Plan; Employment and Related Agreements

Retention Plan.  On December 28, 2005, the Board of Directors approved the Metro One Telecommunications, Inc. Retention Plan (the “Retention Plan”) to provide certain of our employees who possess specialized knowledge critical to our business, including executive officers, with an incentive to remain in the employment of Metro One. Under the Retention Plan, participants are entitled to retention payments in an amount up to three weeks base pay per year of service at the employee’s current rate, with a minimum payment of 26 weeks base pay at the employee’s current rate. Exceptions to the amount may be made by the Board of Directors at the recommendation of the Chief Executive Officer. For an eligible employee to participate in the Retention Plan, the eligible employee and the Chief Executive Officer execute a written retention agreement containing the eligibility criteria and terms of payment (the “Retention Agreement”).

The participants under the Retention Plan are selected by the Board of Directors or its designee based on any or all of the following factors: position held, skills, and/or relative importance of skills to required tasks. A participant generally is entitled, subject to the satisfaction of certain conditions such as satisfactory job performance, to 25% of the total retention payment the first regular pay day after the Retention Agreement is signed; an additional 25% half-way through the retention period, as determined by the Board of Directors or its designee based on certain circumstances or conditions; and the remaining 50% at the end of the retention period. If employment ends during the retention period due to employee’s resignation or termination for Cause (as defined in the Retention Agreement), no retention payment is paid. If Metro One terminates the employee’s employment without Cause, or the employee terminates his or her employment for Good Reason (as defined in the Retention Agreement) prior to the end of the retention period, the remaining amount of the retention payment will be paid.

Employment and Related Agreements.   On November 29, 2005, we entered into a consulting agreement (the “Consulting Agreement”) with James M. Usdan in connection with his appointment as President and Chief Executive Officer of Metro One on October 7, 2005. Under

the Consulting Agreement, Mr. Usdan serves as our President and Chief Executive Officer and is paid $14,166.67 per month for such services. Mr. Usdan is also, at our option, provided with health insurance coverage under our group health insurance or reimbursed for the cost of health insurance coverage up to $1,350.00 per month during the term of engagement. Mr. Usdan was also granted a nonqualified stock option to purchase 150,000 shares of our common stock under the 2004 plan. The options vest in cumulative increments of 25% on October 26, 2005, January 4, 2006, April 4, 2006 and July 4, 2006. The Consulting Agreement may be terminated by either party, for any reason or no reason, on at least 30 days prior written notice.

On December 6, 2005, we entered into a Separation and Consulting Agreement (the “Separation Agreement”) with Timothy A. Timmins, which is intended to document the terms of his departure from Metro One as President, Chief Executive Officer and a director. Under the Separation Agreement, Mr. Timmins received a one time payment of $175,000 and receives semi-monthly payments of $2,777.77 for 18 months commencing December 5, 2005. Under this agreement, the vesting was accelerated in full for Mr. Timmins’ options to purchase 87,500 shares of our common stock and the termination date was extended until September 30, 2009 for his options to purchase 225,001 shares of our common stock, subject to earlier termination under certain circumstances as provided in the option plan. All of these options were out-of-the-money. The Separation Agreement also requires Mr. Timmins to perform certain consulting services for us through April 4, 2007.

Indemnification Agreements. We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Compensation Committee Report

Compensation Philosophy.   The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Metro One’s executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers. With regard to compensation actions affecting Metro One’s Chief Executive Officer, all of the members of the Board of Directors except for Metro One’s Chief Executive Officer act as the approving body.

Metro One’s executive compensation program has been designed to:

•                  Support a pay-for-performance policy that is tied to corporate and individual performance;

•                  Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

•                  Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

•                  Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of common stock.

The executive compensation program is comprised of a base salary, performance bonuses and long-term incentive opportunities in the form of direct awards, sales of stock or stock options, along with benefits offered to all Metro One employees.

Base Salaries.    The 2005 base salaries of Metro One’s executive officers were established by the Board of Directors effective January 2005. In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

Performance Bonuses.  As part of its philosophy of offering compensation packages that align compensation with business objectives and performance, Metro One provides for payment of cash bonuses to executive officers based upon achieving individual and company performance targets or strategic objectives. In 2005, no significant performance bonuses were awarded except for an $80,000 bonus paid to the then Chief Executive Officer for achievement of certain company objectives.

Stock Plans.   The long-term, performance-based compensation of executive officers currently takes the form of option awards under the 2004 plan and, if approved by the shareholders, the 2006 plan, which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The plans permit the granting of several different types of stock-based awards, including grants of stock options and direct awards and sales of shares. The Compensation Committee believes that equity-based compensation ensures that Metro One’s executive officers have a continuing stake in the long-term success of the company. All options granted by Metro One have been granted with an exercise price greater than or equal to the market price of its common stock on the date of grant and, accordingly, will only have value if Metro One’s stock price increases. In granting options or awarding or selling shares under the stock incentive plans, the Compensation Committee generally takes into account each executive’s performance, responsibilities, relative position and past grants.

Chief Executive Officer Compensation.  In developing its recommendations regarding the Chief Executive Officer’s compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in Metro One’s local geographic area and Metro One’s revenue and net income results over the past several years. Compensation for our current Chief Executive Officer, Mr. Usdan, was approached differently since he is serving in the role as a turnaround specialist and is not expected to serve as our Chief Executive Officer on a long-term basis. For Mr. Usdan’s compensation, the Committee considered a number of factors, including the compensation costs of hiring of other outside consultants or an outside consulting firm.

Significant Compensation.  As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation to be paid to certain officers to the extent that such an officer’s compensation exceeds $1 million in a taxable year. An exception may apply to certain performance-based payments that are approved in advance by a majority vote of the shareholders. The Compensation Committee has not adopted any formal policy concerning the application of this limitation when an officer merits compensation in excess of the limitation. The Compensation Committee will continue to review and monitor the issue.

The Compensation Committee:

William D. Rutherford
David A Williams

Principal Shareholders

The following table shows certain information regarding the beneficial ownership of our common stock as of April 25, 2006 by the following:

•                  Each person we know to beneficially own more than 5% of the outstanding shares of our common stock;

•                  Each director;

•                  Each named executive officer; and

•                  All directors and executive officers as a group.

Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)

5% Shareholders

Kenneth D. Peterson	3,090,000	12.4%
Columbia Ventures Corporation(2) 203 SE Park Plaza Drive, Suite 270 Vancouver, WA 98684

Everest Special Situations Fund L.P.(3) P.O. Box 36254 Tel Aviv, Israel L3 65115	1,705,710	6.8%

Fidelity Management & Research Company(4) 82 Devonshire Street Boston, Massachusetts 01209	2,469,785	9.9%

Named Executive Officers and Directors

James M. Usdan (5)	292,050	1.2%

Gary E. Henry (6)	377,888	1.5%

Karen L. Johnson (7)	130,432	*

Duane C. Fromhart (8)	64,633	*

Elchanan Maoz (3)	1,705,710	6.0%

Mary H. Oldshue	0	*

William D. Rutherford (9)	335,283	1.3%

Murray L. Swanson	0	*

David A. Williams (10)	225,001	*

All directors and executive officers as a group (9 persons) (13)	3,130,997	12.0%

*                 Less than one percent.

(1)          For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC and includes voting power and investment power with respect to shares. We believe that, except as indicated in the other footnotes to this table, the persons listed above have sole investment and voting power with respect to their shares of common stock. Applicable percentage ownership in the table is based on 24,933,490 shares of common stock outstanding as of April 25, 2006. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days of April 25, 2006 are considered outstanding for purposes of calculating the percentage owned by a person, but not for purposes of calculating the percentage owned by any other person.

(2)          Based solely on information provided in a Schedule 13D/A, filed with the SEC on June 6, 2005. According to the 13D/A, Columbia Ventures Corporation is the direct beneficial owner of the 3,090,000 shares of our common stock, over which it has shared voting and shared dispositive power.   Kenneth D. Peterson, as the sole shareholder, director and chief executive officer of Columbia Ventures Corporation, may be deemed to be the indirect beneficial owner of these shares, over which he has shared voting and shared dispositive power.

(3)          Based in part on information provided in a Schedule 13D/A, filed with the SEC on December 1, 2005. According to the Schedule 13D/A, Maoz Everest Fund Management Ltd. (“MEFM”), by virtue of its status as the general partner of Everest, may be deemed to beneficially own the shares held by Everest Special Situations Fund, L.P. (“Everest”). Elchanan Maoz by virtue of his status as a controlling stockholder of MEFM, the general partner of Everest, may be deemed to beneficially own the shares held by Everest. MEFM and Elchanan Maoz disclaim beneficial ownership of such Shares except to the extent of their pecuniary interest therein.

(4)          Based solely on information provided in a Schedule 13G/A, filed with the SEC on February 14, 2006. Fidelity is a wholly-owned subsidiary of FMR Corp. and is a registered investment advisor acting for various investment companies who have the right to receive dividends or proceeds from the sale of the shares held. According to the Schedule 13G/A filing noted above, one of the investment companies, Fidelity Low Priced Stock Fund, was the beneficial owner of 2,469,785 shares of Metro One’s outstanding common stock as of the date of that filing. According to the Schedule 13G/A filing noted above, Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the Low Priced Stock Fund each has sole power to dispose of the 2,469,785 shares owned by the fund, and neither FMR Corp. nor Edward C. Johnson 3d,Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the fund, which power resides with the funds’ Boards of Trustees.

(5)          Includes 247,500 shares subject to options exercisable within 60 days of April 25, 2006.

(6)          Includes 365,264 shares subject to options exercisable within 60 days of April 25, 2006.

(7)          Includes 130,432 shares subject to options exercisable within 60 days of April 25, 2006.

(8)          Includes 63,283 shares subject to options exercisable within 60 days of April 25, 2006.

(9)          Includes 225,001 shares subject to options exercisable within 60 days of April 25, 2006.

(10)    Includes 28,750 shares subject to options exercisable within 60 days of April 25, 2006.

(11)    Includes 267,855 shares subject to options exercisable within 60 days of April 25, 2006 and 22,857 shares held by spouse.

(12)    Includes 105,000 shares subject to options exercisable within 60 days of April 25, 2006.

(13)    Includes 1,117,034 shares subject to options exercisable within 60 days of April 25, 2006.

Performance Graph

The following graph compares the cumulative total shareholder return on our common stock for the five-year period beginning December 31, 2000, and ending December 31, 2005, as compared with the cumulative total return on the Russell 2000 Index and our SIC Code Index (SIC Code 4899 – Communications Services). We believe that our SIC Group Index provides a broad, appropriate and indicative representation of our cumulative shareholder return.

This graph assumes an investment of $100 on December 31, 2000 in each of our common stock, the Russell 2000 Index and our SIC Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

Representation Of Data Points Used In The Performance Graph

	Metro One	SIC Code	Russell 2000
12/31/00	100.00	100.00	100.00
12/31/01	181.41	42.15	101.02
12/31/02	36.68	17.22	79.22
12/31/03	15.29	39.25	115.16
12/31/04	9.54	61.19	135.51
12/31/05	2.16	50.91	139.81

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that during fiscal year 2005 our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except for the late filing by one day of a purchase of 6,300 shares of our common stock by Mr. Usdan.

Other Business

The Board of Directors does not know of any matters other than those described in the notice of annual meeting that are to come before the meeting. If any other matters are properly brought before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters in accordance with their best judgment.

Shareholder Proposals
For 2007 Annual Meeting of Shareholders

Under Metro One’s bylaws, nominations for election to the Metro One Board of Directors and proposals for other business to be transacted by the Metro One shareholders at an annual meeting of shareholders may be made by a shareholder (as distinct from Metro One) only if the shareholder is entitled to vote at the meeting and has given Metro One’s Secretary timely written notice that complies with the notice requirements of our bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Oregon law and Metro One’s articles of incorporation and bylaws. Among other requirements, the written notice must be delivered to Metro One’s Secretary at Metro One’s principal executive offices by not less than 60 days and not more than 90 days prior to the date of the annual meeting. However, if less than 60 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the SEC under the Securities Exchange Act entitle a shareholder in certain instances to require Metro One to include that shareholder’s proposal (but not that shareholder’s nominees for director) in the proxy materials distributed by Metro One for its next annual meeting of shareholders. Any shareholder of Metro One who wishes to present a proposal for inclusion in Metro One’s proxy solicitation materials for the 2007 annual meeting must set forth the proposal in writing, deliver it to Metro One’s Secretary at 11200 Murray Scholls Place, Beaverton, Oregon 97007, on or before January 5, 2007, and meet the other requirements for inclusion contained in the SEC’s shareholder proposal rules.

Cost of Solicitation

We will bear the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by our directors, officers and employees, who will not be additionally compensated for these activities. Solicitation may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from these beneficial owners. We will reimburse these persons for their reasonable expenses incurred in that process.

Additional Information

A copy of our annual report to shareholders for the fiscal year ended December 31, 2005 accompanies this proxy statement. We are required to file an annual report on Form 10-K for our fiscal year ended December 31, 2005 with the SEC. The SEC maintains a website, www.sec.gov, which contains reports, proxy statements, and certain other information filed electronically by us with the Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007 or visiting our website at www.metro1.com.

ANNEX A

FORM OF

ARTICLES OF AMENDMENT OF THE

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

METRO ONE TELECOMUNICATIONS, INC.

Pursuant to the provisions of the Oregon Business Corporation Act, O.R.S § 60.451, the undersigned officer of Metro One Telecommunications Inc., an Oregon corporation (hereinafter called the “Corporation”), does hereby submit for filing these Articles of Amendment:

FIRST:                   The name of the Corporation is Metro One Telecommunications, Inc.

SECOND:             Section C of Article IV of the Third Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

“Simultaneously with the effective date of the filing of this Articles of Amendment to the Third Amended and Restated Articles of Incorporation (the “Split Effective Date”), each [three, four, five, six, seven, eight, nine or ten] shares of Common Stock issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of Common Stock which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”) subject to the treatment of fractional share interests described below. Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof (and, where applicable, cash in lieu of fractional shares as provided below). No fractional shares of New Common Stock of the Corporation shall be issued. No shareholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock records books any purported transfer of any fractional share of Common Stock of the Corporation. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation’s transfer agent for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation’s Common Stock on the trading date immediately before the Split Effective Date (giving effect to the reverse stock split) and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the

Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of the applicable fraction of one share of New Common Stock.”

THIRD:                  The foregoing amendment to the Third Amended and Restated Articles of Incorporation was adopted on April 24, 2006 by the Board of Directors of the Corporation.

FOURTH:              The foregoing amendment to the Third Amended and Restated Articles of Incorporation was approved by the holders of Common Stock on             , 2006 as follows:

Number of outstanding shares:

Number of votes entitled to be cast:

Votes cast for amendment:

Votes cast against amendment:

FIFTH:                    The foregoing amendment is effective upon filing of these Articles of Amendment with the Oregon Secretary of State.

Executed at Beaverton, Oregon on                      , 2006.

METRO ONE TELECOMMUNICATIONS, INC.

Name:

Title:

A-2

ANNEX B

DISSENTERS’ RIGHTS – ORS 60.551 to 60.594

(Right to Dissent and Obtain Payment for Shares)

60.551 Definitions for ORS 60.551 to 60.594. As used in ORS 60.551 to 60.594:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

(4) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(7) “Shareholder” means the record shareholder or the beneficial shareholder. [1987 c.52 §124; 1989 c.1040 §30]

60.554 Right to dissent. (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate acts:

(a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

(B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141;

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(f) Conversion to a noncorporate business entity pursuant to ORS 60.472.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(3) Dissenters’ rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide. [1987 c.52 §125; 1989 c.1040 §31; 1993 c.403 §9; 1999 c.362 §15]

60.557 Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote. [1987 c.52 §126]

(Procedure for Exercise of Rights)

60.561 Notice of dissenters’ rights. (1) If proposed corporate action creating dissenters’ rights under ORS 60.554 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

(2) If corporate action creating dissenters’ rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send the shareholders entitled to assert dissenters’ rights the dissenters’ notice described in ORS 60.567. [1987 c.52 §127]

60.564 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters’ rights under ORS 60.554 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter. [1987 c.52 §128]

60.567 Dissenters’ notice. (1) If proposed corporate action creating dissenters’ rights under ORS 60.554 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of ORS 60.564.

(2) The dissenters’ notice shall be sent no later than 10 days after the corporate action was taken, and shall:

(a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

(e) Be accompanied by a copy of ORS 60.551 to 60.594. [1987 c.52 §129]

60.571 Duty to demand payment. (1) A shareholder sent a dissenters’ notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder’s certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this chapter. [1987 c.52 §130]

60.574 Share restrictions. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. [1987 c.52 §131]

60.577 Payment. (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under ORS 60.587; and

(e) A copy of ORS 60.551 to 60.594. [1987 c.52 §132; 1987 c.579 §4]

60.581 Failure to take action. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under ORS 60.567 and repeat the payment demand procedure. [1987 c.52 §133]

60.584 After-acquired shares. (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter’s right to demand payment under ORS 60.587. [1987 c.52 §134]

60.587 Procedure if shareholder dissatisfied with payment or offer. (1) A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under ORS 60.577 or reject the corporation’s offer under ORS 60.584 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter’s shares. [1987 c.52 §135]

(Judicial Appraisal of Shares)

60.591 Court action. (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the circuit court of the county where a corporation’s principal office is located, or if the principal office is not in this state, where the corporation’s registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding is entitled to judgment for:

(a) The amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation; or

(b) The fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under ORS 60.584. [1987 c.52 §136]

60.594 Court costs and counsel fees. (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

(2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited. [1987 c.52 §137]

ANNEX C

Metro One Telecommunications, Inc.

2006 STOCK INCENTIVE PLAN

1.             Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company’s business.

Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “nonqualified stock options,” at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company’s Common Stock may be Sold hereunder independent of any Option grant.

2.             Definitions. As used herein, the following definitions shall apply:

(a)           “1994 Plan” shall mean the Company’s 1994 Stock Incentive Plan.

(b)           “2004 Plan” shall mean the Company’s 2004 Stock Incentive Plan

(c)           “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)           “Common Stock” shall mean the Common Stock of the Company.

(f)            “Company” shall mean Metro One Telecommunications, Inc., an Oregon corporation.

(g)           “Committee” shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

(h)           “Consultant” shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not.

(i)            “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(j)            “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(k)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)            “Immediate Family” shall mean, with respect to a particular Optionee, the Optionee’s spouse, children and grandchildren and such other persons as the Board from time to time may determine, subject to such conditions as the Board may prescribe from time to time.

(m)          “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(n)           “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o)           “Option” shall mean a stock option granted pursuant to the Plan.

(p)           “Optioned Stock” shall mean the Common Stock subject to an Option.

(q)           “Optionee” shall mean an Employee or Consultant who receives an Option.

(r)            “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

(s)           “Prior Plans” shall mean the Company’s 1994 Plan and 2004 Plan.

(t)            “Plan” shall mean this 2006 Stock Incentive Plan.

(u)           “Sale” or “Sold” shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares without consideration, except past or future services.

(v)           “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(w)          “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

3.             Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is a number of Shares of Common Stock equal to  (a)  5,520,000 Shares, being the maximum number of Shares available under the 2004 Plan, minus (b) the number of Shares issued or issuable upon exercise of options granted under the Prior Plans prior to the date of approval of the Plan and the number of Shares awarded or sold under the Prior Plans, plus (c) the number of any Shares subject to stock options granted under the Prior Plans which have expired or will expire, or for any reason have been or will be cancelled or terminated, without being exercised, plus (d) the number of any Shares of restricted stock granted under the Prior Plans that have been or will be forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan.

4.             Administration of the Plan.

(a)           Procedures. The Plan shall be administered by the Board of Directors of the Company.

The Board of Directors may appoint a Committee consisting of not less than two (2) members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Members of the Board who are either eligible for Options and/or Sales or have been granted Options or Sold Shares may vote on any matters affecting the administration of the Plan or the grant of any Options or Sale of any Shares pursuant to the Plan, except that no such member shall act upon the granting of an Option or Sale of Shares to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Sale of Shares to him.

(b)           Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion:  (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options;  (ii) to authorize Sales of Shares of Common Stock hereunder;  (iii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock;  (iv) to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8(a) of the Plan;  (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;  (vi) to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;  (vii) to interpret the Plan;  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;  (ix) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;  (x) to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;  (xi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;  (xii) to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan;  (xiii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board;  (xiv) to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan;  (xv) to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant;  (xvi) to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter; and  (xvii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)           Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

5.             Eligibility.

(a)           Persons Eligible. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

(b)           ISO Limitation. No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

(c)           Section 5(b) Limitations. Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an “Incentive Stock Option Agreement” which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a “Nonqualified Stock Option Agreement” which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

(d)           No Right to Continued Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time.

6.             Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect until November 30, 2008, unless sooner terminated under Section 13 of the Plan.

7.             Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Nonqualified Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is a Nonqualified Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement.

8.             Exercise/Purchase Price and Consideration.

(a)           Exercise/Purchase Price. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale (other than a Sale which is a grant for which no purchase price is payable) shall be such price as is determined by the Board, but shall be subject to the following:

(i)            In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

(B)           granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

(ii)           In the case of a Nonqualified Stock Option or Sale

(A)          granted or Sold to a person who, at the time of the grant of such Option or authorization of such Sale, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise/purchase price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant or authorization of Sale, unless otherwise expressly determined by the Board of Directors;

(B)           granted or Sold to any other person, the per Share exercise/purchase price shall be no less than eighty-five percent (85%) of the fair market value per Share on the date of grant or authorization of Sale, unless otherwise expressly determined by the Board of Directors.

(C)           Any determination to sell stock at less than fair market value on the date of the grant or authorization of Sale shall be accompanied by an express finding by the Board of Directors specifying that the sale is in the best interest of the Company, and specifying both the fair market value and the grant or sale price of the stock.

(iii)          In the case of an Option granted or Sale authorized on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six (6) months after the termination of such registration, the per Share exercise/purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant or authorization of Sale.

(b)           Fair Market Value. The fair market value per Share shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock for the date of grant or authorization of Sale, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or authorization of Sale, as reported in The Wall Street Journal.

(c)           Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Board and may consist in whole or part of:

(i)            cash;

(ii)           check;

(iii)          promissory note;

(iv)          transfer to the Company of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price; or

(v)           delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price.

If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

9.             Exercise of Option.

(a)           Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Board. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Status as an Employee or Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within three (3) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c)           Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve

(12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d)           Death of Optionee. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise as of the date of death.

10.           Limits on Transfer of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative. Notwithstanding the foregoing, the Board may, in its discretion, permit the transfer of any Nonqualified Stock Option to (i) members of the Optionee’s Immediate Family, (ii) a trust in which the Optionee and/or members of the Optionee’s Immediate Family have more than 50% of the beneficial interest, or (iii) any other entity in which only the Optionee and/or members of the Optionee’s Immediate Family own all of the voting interests; provided that an Option shall terminate immediately if it has been transferred to an entity (other than a trust) as permitted above and any person who is not a member of the Optionee’s Immediate Family becomes the owner of a voting interest in such entity. Upon such a transfer, such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, including Section 9 as it applies to the Optionee ceasing to serve as an Employee or Consultant or to the death of disability of the Optionee, but for all other purposes of this Plan, the members of the Optionee’s Immediate Family, trustee or other entity will be entitled to all the rights of the Optionee with respect to the transferred Option and the term “Optionee” shall be deemed to refer to the transferee. Any such transfer shall be (i) permitted only if the Optionee does not receive any consideration therefor and the transfer is expressly approved by the Board, and (ii) shall be evidenced by an appropriate written document executed by the Optionee in a form satisfactory to the Company and a copy thereof shall be delivered to the Company on or prior to the effective date of the transfer.

11.           Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Board may specify in the notice, and the Option will terminate upon the expiration of such period.

12.           Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.           Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the option grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that, if required to qualify the Plan under Rule 16b-3, no amendment shall be made without the approval of the stockholders of the Company in the manner described in Section 17 of the Plan if the amendment would:

(i)            increase the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(ii)           make a change in the designation of the class of Employees or Consultants eligible to be granted Options; or

(iii)          if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, cause any material increase in the benefits accruing to participants under the Plan.

(b)           Stockholder Approval. If any amendment requiring stockholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 17 of the Plan.

(c)           Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.           Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.           Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.           Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

17.           Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such stockholders of the Company shall be:

(a)           Solicitation.

(i)            solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or

(ii)           solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

(b)           Time. Obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

If such stockholder approval is obtained by written consent, it must be obtained by the written consent of stockholders of the Company in compliance with the requirements of applicable state law.

11200 Murray Scholls Place Beaverton, OR 97007

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS

If you would like to reduce the costs incurred by Metro One Telecommunications, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Metro One Telecommunications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	METRO1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

METRO ONE TELECOMMUNICATIONS, INC.

I.	Election of Directors of the Company.
	Class I Directors		For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	01) Elchanan Maoz		All	All	Except	and write the nominee’s number on the line below.
02) Mary H. Oldshue
			☐	☐	☐
Class II Directors
03) Gary E. Henry
	04) Murray L. Swanson						For	Against	Abstain

Vote On Proposals

II.

To approve an amendment to the Third Amended and Restated Articles of Incorporation to effect a reverse stock split of the common stock in a ratio of one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine or one-for-ten, if and as determined by the Board of Directors, at any time before December 31, 2006.

							☐	☐	☐
							☐	☐	☐
III.	To approve the 2006 Stock Incentive Plan.

IV.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you receive more than one Proxy Form, please sign and return all such cards in the accompanying envelope.	Yes	No

Please sign below exactly as your name appears on this Proxy Form.  If shares are registered in more than one name, all such persons should sign.  A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such.  If a partnership, please sign in the partnership name by authorized person(s).

Please indicate if you plan to attend this meeting.	☐	☐

Please sign, date and return this Proxy Form today in the enclosed, pre-addressed envelope, which requires no postage, if mailed in the U.S.A.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

Metro One Telecommunications, Inc.
Proxy Form
Annual Meeting of Shareholders
June 21, 2006

This Proxy is solicited on behalf of the
Board of Directors of Metro One Telecommunications, Inc.

The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (“Metro One”), hereby appoints James M. Usdan and William D. Rutherford, or either of them (the “Proxies”), with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:30 p.m. on June 21, 2006, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein, and in their discretion, upon such other matters as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless direction is given, this proxy will be voted “FOR” the election of each of the nominees listed in Proposal I as directors of Metro One, “FOR” Proposals II and III, as more specifically described in the Proxy Statement, and in accordance with the discretion of the Proxies as to other matters. The undersigned hereby acknowledges receipt of Metro One’s Notice of Annual Meeting and Proxy Statement dated May 1, 2006 and hereby revokes any proxy or proxies previously given.